UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2011

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-49722 (Commission File Number)	38-2407501 (IRS Employer Identification No.)

51 West Pearl Street Coldwater, Michigan (Address of Principal Executive Offices)	49036 (Zip Code)

Registrant's telephone number,
including area code:  (517) 279-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.	Regulation FD Disclosure.

          On December 20, 2011, Southern Michigan Bancorp, Inc. issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference. This Report and the Exhibit are furnished to, and not filed with, the Commission.

Item 8.01.	Other Events.

          On December 20, 2011, Southern Michigan Bancorp, Inc. announced that its board of directors has declared a quarterly dividend of $0.07 per share payable January 20, 2012 to shareholders of record on January 6, 2012. This reflects an increase from $0.05 per share paid in the third quarter of 2011.

Forward-Looking Statements

          This report and press release contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "reflective," "prospective" and other similar words or phrases. Although we currently expect to continue to pay a quarterly cash dividend, each future dividend will be considered and declared by the board of directors in its discretion. Whether the board of directors continues to declare dividends depends on a number of factors, including our future financial condition and profitability. Forward-looking statements are based upon current beliefs and expectations and involve substantial risks, uncertainties and assumptions ("risk factors"), which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information obtained after the date of this report.

          Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	99.1	Press Release dated December 20, 2011.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2011	SOUTHERN MICHIGAN BANCORP, INC.

	By	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated December 20, 2011.